EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 033-52437, 033-65291, and 333-152505) of Rayonier Inc. of our report dated June 24, 2016, relating to the financial statements and supplemental schedule of the Rayonier Investment and Savings Plan for Salaried Employees which appear in this Form 11-K for the year ended December 31, 2015.
/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 24, 2016